EXHIBIT 99.1           Press Release Dated October 25, 2005

       International Power Group Signs Exclusive Agreement with Marsh USA

WANTAGE, N.J.--(BUSINESS WIRE)--Oct. 25, 2005--International Power Group, Ltd. (Pink Sheets: IPWG - News) has signed an exclusive agreement with Marsh USA Inc.
 to provide insurance, brokerage and related consulting services to IPWG.

These services will be in support of IPWG's developing waste-to-energy sites. IPWG previously reported an exclusive licensing agreement from Naanovo Energy for various countries including but not limited to the United States, Great Britain, China, Saudi Arabia, Philippines, Venezuela and Mexico.

Marsh will be responsible for representing IPWG with respect to the placement of various insurance and risk financing programs for the company and its third party investors.

Peter Toscano, President/CEO of IPWG, said, "We chose Marsh because of their worldwide reach which matches the opportunities that IPWG faces, as well as the scale to help us grow and effectively manage our risks for the benefit of our shareholders and investors. They have experience in power and utility, international operations, large project construction insurance, and in building unique insurance programs to protect investor interests in the various opportunities on IPWG's horizon."

About International Power Group, Ltd.

IPWG is a waste management disposal company operating a proprietary technology that not only handles waste management in a more environmentally friendly manner, but also converts the energy generated from the process into meaningful amounts of cost effective electricity. Substantial amounts of purified drinking water can also be extracted from the process.

The Company will be contracting with governments to secure tipping fees for the removal of toxic and hazardous wastes and will be processing the materials in company owned and operated plants. The Company will build these plants - estimated at $250 million each - in areas that can benefit from the electricity and water production by-products of the process.

The Company's revenue streams include the tipping fees, fees for electricity, and fees for purified water. The Company will not be paying to receive the waste and will have costs limited to plant construction and operation only.

About Marsh Inc.

Marsh Inc., the world's leading risk and insurance services firm, and a leader in the power/utility industry insurance arena, has recently been selected by the readers of Business Insurance as the best overall commercial lines retail insurance broker. The company has nearly 30,000 employees and annual revenues exceeding $5 billion. The firm provides advice and transactional capabilities to clients in over 100 countries. Marsh is a unit of Marsh & McLennan Companies
(MMC), a global professional services firm with approximately 60,000 employees and annual revenues exceeding $12 billion. MMC also is the parent company of Guy Carpenter, Kroll, Putnam Investments, and Mercer. MMC's stock (ticker symbol:
MMC) is listed on the New York, Chicago, Pacific, and London stock exchanges. MMC's Web site address is www.mmc.com. Marsh's Web site address is www.marsh.com.

Safe Harbor Statement: Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will" or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

International Power Group, Ltd.,
Peter N. Toscano, President/CEO     (973) 875-6423
www.international-power.com